Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

Hewlett Packard Enterprise Company
(Exact Name of the Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.01 per share	457(c) and 457(h)	15,000,000(3)	$15.62	$234,300,000	0.0000927	$21,719.61
Equity	Common stock, par value $0.01 per share	457(c) and 457(h)	3,000,000(4)(5)	$15.62	$46,860,000	0.0000927	$4,343.93
Total Offering Amounts					$281,160,000		$26,063.54
Total Fee Offsets							$0.00
Net Fee Due							$26,063.54

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock, as applicable.
(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 475(h)(1) of the Securities Act, based on the average of the high and low prices of Common Stock as reported in the consolidated reporting system by the New York Stock Exchange on May 31, 2022.
(3)	Represents 15,000,000 additional shares of Common Stock reserved for future issuance under the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan.
(4)	Represents 3,000,000 additional shares of Common Stock for future issuance under the Hewlett Packard Enterprise 401(k) Plan (the "401(k) Plan").
(5)	Pursuant to Rule 416(c) of the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan.